       As filed with the Securities and Exchange Commission on November 24, 1998
                                                     Registration No. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                             COMPUTER LITERACY, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     5995                             770389480
 (State or other jurisdiction               (Primary Standard Industrial               (IRS Employer
of incorporation or organization)             Classification Code Number)            Identification No.)

                               1308 ORLEANS DRIVE
                               SUNNYVALE, CA 94089
               (Address of principal executive offices) (Zip Code)

                               -------------------

                             COMPUTER LITERACY, INC.
                       1998 OMNIBUS EQUITY INCENTIVE PLAN
                                 1996 STOCK PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                               -------------------

                                DONALD P. ALVAREZ
              VICE PRESIDENT OF FINANCE AND CHIEF FINANCIAL OFFICER
                             COMPUTER LITERACY, INC.
                               1308 ORLEANS DRIVE
                               SUNNYVALE, CA 94089
                     (Name and address of agent for service)

                              --------------------

                                 (408) 541-2020
          (Telephone number, including area code, of agent for service)

                               -------------------


                         CALCULATION OF REGISTRATION FEE
================================================================================

            Title of                                           Proposed Maximum      Proposed Maximum
           Securities                            Amount            Offering              Aggregate            Amount of
              to be                              to be               Price               Offering           Registration
           Registered                        Registered (1)      per Share (2)           Price (2)               Fee
           ----------                        ----------          ---------               -----                   ---
1998 Omnibus Equity Incentive Plan
     and 1996 Stock Plan
     Options to Purchase Common Stock        4,039,971                N/A                  N/A                  N/A
     Common Stock (par value $.001)          4,039,971 shares       $10.00              $40,399,710          $11,231.12


1998 Employee Stock Purchase Plan
     Common Stock                                300,000              N/A                   N/A                  N/A
     Common Stock (par value  $.001)             300,000            $10.00              $3,000,000              $834

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Omnibus Equity Incentive Plan, the 1996 Stock Plan and the 1998 Employee Stock Purchase Plan because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Computer Literacy, Inc.

(2) Calculated only for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the fair market value per share of Common Stock of Computer Literacy, Inc. on November 19, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.   Incorporation of Documents by Reference

     Computer Literacy, Inc. ("Computer Literacy") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

(a) Computer Literacy's prospectus filed with the SEC under Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act"), in connection with Registration Statement No. 333-67397 on Form SB-2 filed with the SEC on November 17, 1998 which contains the audited financial statements for Computer
Literacy's fiscal years ended January 31, 1997 and 1998.

(b) The description of Computer Literacy's outstanding Common Stock contained in Computer Literacy's Registration Statement No. 0-24871 on Form 8-A filed with the SEC on September 3, 1998, under Section 12 of the 1934 Act, including any amendment or report filed to update the description. All reports and definitive proxy or information statements filed under Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall also be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel

     Not Applicable.

Item 6.   Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Computer Literacy's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Computer Literacy's Certificate of Incorporation provides that, under Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to Computer Literacy and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Computer Literacy for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Computer Literacy has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide Computer Literacy's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.   Exemption from Registration Claimed

     Not Applicable.

Item 8.   Exhibits

Exhibit Number        Exhibit
--------------        -------
      4               Instrument Defining Rights of Stockholders. Reference is
                      made to Computer Literacy's Registration Statement No.
                      0-24871 on Form 8-A, which is incorporated herein by
                      reference under Item 3(b) of this Registration Statement.
      5               Opinion and consent of Gunderson Dettmer Stough Villeneuve
                      Franklin & Hachigian LLP.
     23.1             Consent of Deloitte & Touche LLP, Independent Auditors.
     23.2             Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                      Hachigian LLP is contained in Exhibit 5.
     24               Power of Attorney. Reference is made to page II-4 of this
                      Registration Statement.

Item 9.   Undertakings

          A.   Computer Literacy hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                    (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act,

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and

                    (iii) to include any material information with respect to
                          the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Computer Literacy under
                          Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;

               (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of Computer Literacy's 1998 Omnibus Equity Incentive Plan, 1996 Stock Plan and 1998 Employee Stock Purchase Plan.

          B. Computer Literacy hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of Computer Literacy's annual report under Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of Computer Literacy under the indemnification provisions summarized in Item 6 or otherwise, Computer Literacy has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Computer Literacy of expenses incurred or paid by a director, officer or controlling person of Computer Literacy in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Computer Literacy will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     The Securities Act of 1933, as amended, requires that Computer Literacy certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has had this Registration Statement signed on its behalf by the undersigned, who is duly authorized, in the City of Sunnyvale, State of California on this 24th day of November, 1998.


                                       COMPUTER LITERACY, INC.


                                       By: /s/ Chris MacAskill
                                           -------------------------------------
                                           Chris MacAskill
                                           President and Chief Executive Officer




                                POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Computer Literacy, Inc., a Delaware corporation, do hereby constitute and appoint Chris MacAskill and Donald P. Alvarez, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on the date indicated.

     Under the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                 Title                                              Date
---------                                 -----                                              ----

/s/ Chris MacAskill                       President, Chief Executive Officer and        November 24, 1998
-----------------------------             Director
Chris MacAskill                           Principal Executive Officer)


/s/ Donald P. Alvarez                     Vice President of Finance and                 November 24, 1998
-----------------------------             Chief Financial Officer
Donald P. Alvarez                         (Principal Financial and Accounting Officer)



Signature                                 Title                                              Date
---------                                 -----                                              ----

/s/ Peter G. Bodine                       Director                                      November 24, 1998
-----------------------------
Peter G. Bodine


/s/ Ralph C. Derrickson                   Director                                      November 24, 1998
-----------------------------
Ralph C. Derrickson


/s/ Alan S. Fischer                       Director                                      November 24, 1998
-----------------------------
Alan S. Fisher


/s/ Tod H. Francis                        Director                                      November 24, 1998
-----------------------------
Tod H. Francis


/s/ Kim Orumchian                         Director                                      November 24, 1998
-----------------------------
Kim Orumchian


/s/ David C. Schwab                       Director                                      November 24, 1998
-----------------------------
David C. Schwab


/s/ Peter C. Wendell                      Director                                      November 24, 1998
-----------------------------
Peter C. Wendell


                                  EXHIBIT INDEX


                                                                                                Sequentially
Exhibit Number        Exhibit                                                                   Numbered Page
--------------        -------                                                                   -------------

      4               Instrument Defining Rights of Stockholders. Reference is
                      made to Computer Literacy's Registration Statement No. 0-24871
                      on Form 8-A, which is incorporated herein by reference under
                      Item 3(b) of this Registration Statement.
      5               Opinion and consent of Gunderson Dettmer Stough Villeneuve
                      Franklin & Hachigian LLP.
     23.1             Consent of Deloitte & Touche LLP, Independent Auditors.
     23.2             Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                      Hachigian LLP is contained in Exhibit 5.
     24               Power of Attorney. Reference is made to page II-4 of this
                      Registration Statement.
